UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2012

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On January 20, 2012, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) held a special meeting of stockholders at 200 East Randolph Drive, Chicago, Illinois 60601 (the “Special Meeting”). Stockholders representing 2,482,701 shares, or 59.9%, of the undesignated shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding as of December 8, 2011 (the “Record Date”) were present in person or were represented at the meeting by proxy.

The purpose of this meeting was to consider and vote upon certain amendments to the Company’s charter, which can be categorized as five separate amendments that would:

(1)	change the Company’s currently outstanding, unclassified Common Stock into shares of Class E Common Stock which will automatically convert in the future into shares of a new class of stock designated as Class M Common Stock;

(2)	conform the Company’s charter to the requirements of the Statement of Policy Regarding Real Estate Investment Trusts (“REITs”) of the North America Securities Administrators Association in order to facilitate the state registration process under the “blue sky” laws applicable to public offerings by non-listed REITs;

(3)	require any person making a “mini-tender” offer for shares of the Company’s stock to comply with most of the requirements set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended;

(4)	amend the Company’s charter to authorize “blank check” preferred stock, consisting of 50,000,000 authorized shares, which may be issued in one or more classes or series, with such rights, preferences, privileges and restrictions as will be fixed by the Company’s board of directors (the “Board”); and

(5)	further modernize the Company’s charter based on developments in REIT law and industry practice.

At the Special Meeting, the stockholders approved all five proposed amendments to the Charter, which are described in detail in the definitive proxy statement related to the Special Meeting filed on December 15, 2011. The votes cast with respect to each proposed amendment to the Charter were as follows:

Proposed Amendment	Votes For	Votes Against	Abstentions
Proposal 1(A): Amendment to provide for the classification of Common Stock	2,433,057	37,903	11,741

Proposal 1(B): Amendments to comply with blue sky laws	2,445,764	22,932	14,006

Proposal 1(C): Amendment regarding tenders offers	2,443,405	23,159	16,138

Proposal 1(D): Amendments to authorize “blank check” preferred stock	2,384,287	79,023	19,392

Proposal 1(E): Amendments to modernize the Charter based on developments in law and the industry	2,450,008	20,952	11,741

The amendments to the Company’s charter described above will not take effect until the Second Articles of Amendment and Restatement (the “Second Amended and Restated Charter”), which incorporates the approved amendments, is filed with the Maryland State Department of Assessments and Taxations (“SDAT”). The Company intends to file the Second Amended and Restated Charter on a date prior to the date that the Company expects its registration statement on Form S-11 (Commission File No. 333-177963) to be declared effective by the Securities and Exchange Commission.

Item 7.01 — Regulation FD Disclosure.

On January 23, 2012, the Board declared a cash dividend in the amount of $0.55 per share to holders of the Common Stock of record as of March 30, 2012. The dividend is payable on May 4, 2012. Any future dividends will be made at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of its REIT status and such other factors as the Board may deem relevant from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: January 25, 2012